Financial Results

Third Quarter Fiscal 2017

Micron®

Safe Harbor Statement

During the course of this meeting, we may make projections or other forward-looking statements regarding future events or the future financial performance of the Company and the industry. We wish to caution you that such statements are predictions and that actual events or results may differ materially. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for the Company to differ materially from those contained in our projections or forward-looking statements. These certain factors can be found at http://www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of the presentation to conform these statements to actual results.

Sanjay Mehrotra

President and CEO

Business Unit Update

Compute & Networking	▪ Revenue from Cloud customers 4 times higher Y/Y ▪ Increased Enterprise demand from analytics workloads ▪ Successfully ramped GDDR5X to high-volume production
Mobile	▪ Planning to introduce nearly 20 new 1x designs in next 12 months ▪ Developing MCP and discrete NAND to address full range of smartphones ▪ Sampling 32-layer 3D NAND MCP and discrete eUFS and eMMC devices
Embedded	▪ Record quarterly revenue in Auto, Consumer/Connected Home & Industrial ▪ Maintaining market share leadership position in Automotive ▪ Ongoing transition of non-automotive DRAM portfolio to 20nm designs
Storage	▪ Record revenue driven by >30% Q/Q growth in SSDs ▪ Sales to Cloud and Enterprise customers exceeded Client sales in SSDs ▪ OEM and Hyperscale customer qualifications underway for SATA drives

Technology and Industry Outlook

- Ramping 64-layer 3D NAND and 1x DRAM and technologies
  - Expect to achieve meaningful output by end of FY-17
  - Initial revenue shipments recognized
- Progressing development of 3rd generation 3D NAND and 1y DRAM
  - 3rd generation 3D NAND will be based on CMOS Under Array architecture
- DRAM industry bit supply growth of 15%-20% in CY-17
- NAND industry bit supply growth of high-30% to low-40% in CY-17
- Expect healthy industry demand to persist into 2018

Ernie Maddock

SVP and CFO

DRAM

Represented 64% of Micron Total Revenue in FQ3-17

- Mobile was in the mid-20% range
- PC was in the low-20% range, down from the prior quarter
- Server was approximately 30%, up from 25% the prior quarter
- Specialty DRAM was in the mid-20% range
  - Includes Networking, Graphics, Automotive and Other Embedded technologies

Micron

Trade NAND

Represented 31% of Micron Total Revenue in FQ3-17

- Consumer represented approximately 40%
  - Consists primarily of component sales to partners and customers
- Mobile was in the mid-teens % range
  - Includes managed NAND solutions and the majority of our MCPs
- SSDs were in the mid-20% range
- Automotive, Industrial, and Other Embedded applications were in the high-teens % range

Compute & Networking Business Unit

	FQ3-17	FQ2-17
Revenue	$2.39B	$1.92B
% of total company revenue	43%	41%
Non-GAAP operating income	$1.22B	$736M
Non-GAAP operating income %	51.0%	38.4%

CNBU

- Increased DRAM content per server drove Enterprise revenue growth
- Recognized initial 1x DRAM revenue
- Double-digit revenue growth in Graphics driven by consoles and GPUs

Micron

Mobile Business Unit

	FQ3-17	FQ2-17
Revenue	$1.13B	$1.08B
% of total company revenue	20%	23%
Non-GAAP operating income	$304M	$170M
Non-GAAP operating income %	26.9%	15.7%

MBU

- Revenue up 4% Q/Q, primarily driven by stronger pricing
- Significant margin expansion Q/Q, reflecting transition to 20nm LPDRAM
- Anticipate increased demand ahead of flagship smartphone introductions

Embedded Business Unit

	FQ3-17	FQ2-17
Revenue	$700M	$590M
% of total company revenue	13%	13%
Non-GAAP operating income	$256M	$193M
Non-GAAP operating income %	36.6%	32.7%

EBU

- Strong bit demand and pricing strength in DRAM
- Record shipments of SLC and MLC NAND in Consumer/Connected Home
- Record shipments of DRAM to Industrial and eMMC NAND to Automotive

Micron

Storage Business Unit

	FQ3-17	FQ2-17
Revenue	$1.32B	$1.04B
% of total company revenue	24%	22%
Non-GAAP operating income	$276M	$71M
Non-GAAP operating income %	21.0%	6.8%

SBU

- Revenue up 26% Q/Q on strong SSD growth
- SSD sales to Cloud customers doubled Q/Q
- Continue to increase sales of our TLC 3D NAND solutions

Micron

FQ3 2017 Summary

- Revenue of $5.57 billion
- GAAP results
  - Gross margin of 46.9%
  - Net income of $1.65 billion
  - Diluted earnings per share of $1.40
- Non-GAAP results
  - Gross margin of 48.0%
  - Net income of $1.90 billion
  - Diluted earnings per share of $1.62
- Operating cash flow of $2.41 billion

Financial Summary

Non-GAAP

Dollars in millions, except per share	FQ3-17	% of Sales	FQ2-17	% of Sales
Net sales	$5,566	100%	$4,648	100%
Gross margin	2,671	48%	1,789	38%
Operating income	2,071	37%	1,177	25%
Income tax (provision) benefit	(64)		(31)	
Net income attributable to Micron shareholders	1,896	34%	1,031	22%
Diluted earnings per share	1.62		0.90	
Cash provided by operating activities*	2,407		1,766	
Cash, marketable investments and restricted cash	4,899		4,584	

*FQ2-17 operating cash flows of $1,766 million is equal to GAAP operating cash flows of $1,405 million, plus $361 million of the Inotera purchase price, which was reflected for GAAP as an operating cash outflow

Micron

FQ4 2017 Guidance

Non-GAAP

	FQ4-17 Guidance
Revenue	$5.70 – $6.10 billion
Gross margin	47% – 51%
Operating expenses	$575 – $625 million
Operating income	$2.20 – $2.40 billion
Diluted EPS*	$1.73 – $1.87

*Based on 1,179 million diluted shares

Micron

Q&A

Non-GAAP Reconciliations

Consolidated Results

Non-GAAP Reconciliation

Amounts in millions, except per share amounts	FQ3-17	FQ2-17
GAAP net income attributable to Micron	$ 1,647	$ 894
Non-GAAP adjustments:		
Flow-through of Inotera inventory step up	36	60
Stock-based compensation	57	55
Inotera acquisition costs	—	12
Restructure and asset impairments	12	4
Amortization of debt discount and other costs	30	31
Loss on restructure of debt	61	—
(Gain) loss from changes in currency exchange rates	22	28
(Gain) loss from business acquisition activities	—	(71)
Other	3	11
Estimated tax effects of above and changes in net deferred income taxes	28	7
Total non-GAAP adjustments	249	137
Non-GAAP net income attributable to Micron	$ 1,896	$ 1,031
GAAP shares used in diluted EPS calculations	1,177	1,160
Effect of capped calls and other adjustments	(8)	(14)
Non-GAAP shares used in diluted EPS calculations	1,169	1,146
GAAP diluted earnings per share	$ 1.40	$ 0.77
Effects of above	0.22	0.13
Non-GAAP diluted earnings per share	$ 1.62	$ 0.90

Micron

Consolidated Statement of Operations

FQ3 2017 Non-GAAP Reconciliation

Amounts in millions	GAAP	Adjustments		Non-GAAP
Net sales	$ 5,566	$ —		$ 5,566
Cost of goods sold	2,957	(62)	A,B,I	2,895
Gross margin	2,609	62		2,671
Selling, general, and administrative	204	(20)	C	184
Research and development	434	(14)	D,I	420
Restructure and asset impairments	12	(12)	E	—
Other operating (income) expense	(4)	—		(4)
Total operating expenses	646	(46)		600
Operating income	1,963	108		2,071
Interest expense, net	(143)	30	F	(113)
Other non-operating income (expense), net	(83)	83	G,H	—
	1,737	221		1,958
Income tax (provision) benefit	(92)	28	J	(64)
Equity in net income (loss) of equity method investees	2	—		2
Net income	1,647	249		1,896
Net income attributable to noncontrolling interests	—	—		—
Net income attributable to Micron	$ 1,647	$ 249		$ 1,896

Micron

Consolidated Statement of Operations

FQ3 2017 Non-GAAP Reconciliation (continued)

Amounts in millions			
A	Flow-through of Inotera inventory step up	$	36
B	Stock-based compensation – cost of goods sold		24
C	Stock-based compensation – sales, general, and administrative		20
D	Stock-based compensation – research and development		13
E	Restructure and asset impairments		12
F	Amortization of debt discount and other costs		30
G	Loss on restructure of debt		61
H	(Gain) loss from changes in currency exchange rates		22
I	Other		3
J	Estimated tax effects of above and non-cash changes in net deferred income taxes		28
		$	249

Micron

Summary Key Data

Non-GAAP Financial Data and Guidance

% of Revenue	FQ3-17
DRAM	64%
Trade NAND*	31%

Sales Bit Growth Q/Q	FQ3-17
DRAM	5%
Trade NAND*	17%

ASP Change Q/Q	FQ3-17
DRAM	14%
Trade NAND*	3%

Cost/Bit Change Q/Q	FQ3-17
DRAM	(6%)
Trade NAND*	(12%)

Gross Margin	FQ3-17
DRAM	54%
Trade NAND*	41%

	FQ3-17 Non-GAAP (amounts in millions, except per share)	FQ4-17 Non-GAAP Guidance
Revenue	$5,566	$5.70 – $6.10 billion
Gross margin	48%	47% – 51%
Operating expenses	$600	$575 – $625 million
Operating income	$2,071	$2.20 – $2.40 billion
Earnings per share	$1.62	$1.73 – $1.87

	FQ3-17 Non-GAAP (amounts in millions)	FQ4-17 Non-GAAP Estimates
Net interest expense	$113	~$105 million
Diluted shares	1,169	~1,179 million Refer to the Convertible Notes Dilution Overview provided
Tax (provision) benefit	($64)	~($70 million)
Operating cash flow	$2,407	–
Depreciation and amortization	$1,018	FY-17: ~$4.0 billion
Capital expenditures (Capital cash flow) (a)	$1,273	FY-17: $4.8 – $5.2 billion

See Non-GAAP reconciliations
*Trade NAND excludes sales to Intel through IMFT, which are at long-term negotiated prices approximating cost
(a) Net of amounts funded by partners

Micron

Convertible Notes Dilution Overview

FQ3 2017 (shares in millions)

Stock Price	$25	$26	$27	$28	$29	$30	$31	$32	$33	$34	$35
2032 C Notes	14	15	15	15	16	16	16	16	16	17	17
2032 D Notes	11	11	11	11	12	12	12	12	12	13	13
2033 E Notes	9	9	9	10	10	10	10	10	11	11	11
2033 F Notes	15	16	16	17	17	17	18	18	18	18	19
2043 G Notes	0	0	0	0	0	1	2	3	4	5	6
Total dilutive shares	**49**	**51**	**51**	**53**	**55**	**56**	**58**	**59**	**61**	**64**	**66**
Benefit from capped calls	-21	-20	-20	-19	-18	-18	-17	-16	-16	-16	-15
Net dilution	**28**	**31**	**31**	**34**	**37**	**38**	**41**	**43**	**45**	**48**	**51**

Micron

Micron®